UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

Cenntro Electric Group Limited
(Exact Name of Registrant as Specified in Charters)

Australia	001-38544	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

501 Okerson Road, Freehold, New Jersey 07728
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant's Telephone Number, Including Area Code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares	CENN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Press Release

On February  14, 2024, Cenntro Electric Group Limited ACN 619 054 938 (the “Company”) issued a press release announcing the Company has rescheduled a second court hearing with the Supreme Court of New South Wales, Australia (the “Court”) from February 14, 2024, to February 16, 2024 in order for the Court to consider the Company’s proposed scheme of arrangement in relation to which the Company will redomicile from Australia to the United States (the “Scheme”). Under the Scheme, the Company will become a subsidiary of Cenntro Inc. (the “HoldCo”), a new United States company incorporated in accordance with the laws of the State of Nevada for the purpose of effecting the Company group's redomiciliation to the United States. The  press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Due to the rescheduled second court hearing with the court, an updated and indicative timetable in respect of the Scheme, incorporating the rescheduled second court hearing, is set out below.

Rescheduled Second Court Hearing

As noted above, the second court hearing has been rescheduled for 9:15am Australian Eastern Daylight Time on Friday, February 16, 2024. The second court hearing will be held in the Supreme Court of New South Wales at Queens Square, 184 Phillip Street, Sydney, New South Wales, 2000. For further information about how to attend the hearing please refer to the Court's website at https://supremecourt.nsw.gov.au/.

Company shareholders have the right to appear and be heard at the second court hearing and may oppose the approval of the Scheme at the second court hearing. If you wish to oppose approval of the Scheme by the Court at the second court hearing, you must file with the Court, and serve on the Company, a notice of appearance, in the prescribed form, together with any affidavit on which you wish to rely at the hearing. The notice of appearance and affidavit must be served on the Company at its address for service at least one day before the second court hearing.

The address for service is: c/o MinterEllison, Level 40, Governor Macquarie Tower, 1 Farrer Place, Sydney NSW 2000, Attention: Anthony Sommer, MinterEllison, Tel: (02) 9921 4182. The notice of appearance and affidavit must also be sent by email to anthony.sommer@minterellison.com.

Next Steps

The Scheme remains subject to the approval of the Court at the re-scheduled second court hearing scheduled for 9:15am (Australian Eastern Daylight Time) on Friday, February 16, 2024. If the Court approves the Scheme, Cenntro proposes to lodge an office copy of the orders of the Court with the Australian Securities and Investments Commission ("ASIC") on the same day, at which time the Scheme will become effective. Cenntro does not currently anticipate any delay to the balance of the Scheme timetable and it remains Cenntro's intention that the Scheme will then be implemented on Tuesday, February 27, 2024 (Australian Eastern Daylight Time).

Updated Scheme Timetable

The key dates for implementation of the Scheme are set out below*:

Expected date	Event
Friday, February 16, 2024 at 9:15am	Second Court Hearing to obtain orders approving the Scheme
Friday, February 16, 2024	Lodgement by Cenntro with ASIC of the Court orders approving the Scheme
Thursday, February 22, 2024 at 7:00pm	Record Date
Tuesday, February 27, 2024	Implementation Date
Thursday, February 29, 2024	Commencement of dispatch to Scheme Shareholders of statements confirming the issue of HoldCo Shares

*All dates and times listed in the table above are in Australian Eastern Daylight Time and are indicative only and subject to change. Cenntro, in consultation with HoldCo, may vary any or all of these dates and times and will provide reasonable notice of any such variation. Certain times and dates are conditional on the conditions precedent to the Scheme, including approval of the Scheme by the Court, being satisfied or waived (as applicable). Any changes will be announced by Cenntro to Nasdaq and published on Cenntro’s website at www.cenntroauto.com.

Item 9.01	Exhibits.

Exhibit No.	Description
99.1*	Press Release, dated February 14, 2024
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2024

Cenntro Electric Group Limited

	By:	/s/ Peter Wang
	Name:	Peter Wang
	Title:	Chief Executive Officer